UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 1, 2007

Brainstorm Cell Therapeutics Inc.
(Exact name of registrant as specified in its charter)

Delaware	333-61610	20-8133057
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

110 East 59th Street
New York, New York	10022
(Address of principal executive offices)	(Zip Code)

(212) 557-9000
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On August 1, 2007, Brainstorm Cell Therapeutics Inc. (the “Company”) entered into the Second Amended and Restated Registration Rights Agreement with Ramot at Tel Aviv University Ltd. (“Ramot”). The Second Amended and Restated Registration Rights Agreement amends and restates the Amended and Restated Registration Rights Agreement dated March 31, 2006, which amended and restated the Registration Rights Agreement dated July 18, 2005, between the Company and Ramot to provide Ramot with demand and piggyback registration rights, whereby if the Company or ACCBT Corp. propose to register any of the Company’s common stock under the Securities Act of 1933, as amended, for sale for their own account or for the account of any shareholders of the Company other than Ramot in connection with the public offering of such common stock, then Ramot may request that the Company file, or include within a registration statement to be filed, with the Securities and Exchange Commission the shares of common stock underlying the Warrants held by Ramot for the purchase of shares of the Company’s common stock.

In connection with the execution of the Second Amended and Restated Registration Rights Agreement, on August 1, 2007, the Company entered into a Waiver and Release with Ramot, under which Ramot agreed to waive and release the Company from any and all breaches and defaults of the Company with respect to the agreements and arrangements between the parties, including under the Research and License Agreement, dated March 30, 2006, and amendments thereto or restatements thereof, including the Second Amended and Restated Research and License Agreement, dated July 26, 2007. The Waiver and Release amends and restates the payment schedule, which was attached to the Research and License Agreement, as follows:

Payment Date	Amount

September 5, 2007	$100,000

November 20, 2007	$150,000

February 20, 2008	$150,000

May 20, 2008	$150,000

August 4, 2008	$90,000

In the event that the “Research Period”, as defined in the Research and License Agreement, is extended for an additional three year period in accordance with the terms of the Research and License Agreement, then the payments of the Company to Ramot for the first year of the extended Research Period shall be as follows:

Payment Date	Amount

August 4, 2008	$60,000

November 20, 2008	$150,000

February 20, 2009	$170,000

In the event the Company fails to make a payment to Ramot on any Payment Date specified above, and the Company fails to cure such default within seven (7) business days of notice of such default, all claims of Ramot against the Company which were waived and released by the Waiver and Release shall be reinstated.

Item 8.01 Other Events.

As a result of the execution of the Second Amended and Restated Registration Rights Agreement and the waiver and release offered by Ramot in favor of the Company, ACCBT Corp. has informed the Company that it is satisfied with the resolution of matters with Ramot and that it intends to complete the initial funding of $1 million to the Company sooner than the previously scheduled date of August 30, 2007.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Brainstorm Cell Therapeutics Inc.

Date: August 6, 2007	By:	/s/ Chaim Lebovits
Chaim Lebovits President